UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 8, 2021

ICU MEDICAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34634	33-0022692
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

951 Calle Amanecer, San Clemente, California	92673
(Address of principal executive offices)	(Zip Code)

(949) 366-2183

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.10 per share	ICUI	The Nasdaq Stock Market LLC
(Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

Put Option Deed and Purchase Agreement

On September 8, 2021, ICU Medical, Inc., a Delaware corporation (the “Company”), and Smiths Group International Holdings Limited (the “Seller”) entered into a Put Option Deed (the “Put Option Deed”) pursuant to which the Company has committed to acquire, subject to the terms and conditions of a Share Sale and Purchase Agreement (the “Purchase Agreement”), the entire issued share capital of Smiths Medical 2020 Limited (“Smiths 2020”), the holding company of Smiths Group plc’s (“Smiths Group”) global medical device business (the “Transaction”).

Pursuant to the Put Option Deed, the Company has granted a put option (the “Put Option”) to the Seller in respect of Smiths 2020 and the Seller is required to inform and consult the social and economic committee (the “Social Committee”) of Smiths Medical France SAS to obtain an opinion from the Social Committee in respect of the Transaction. Upon exercise of the Put Option by the Seller, the Purchase Agreement will become effective. The Seller is not obliged to exercise the Put Option, and accordingly there are no assurances that the Seller will exercise the Put Option.

Under the Purchase Agreement, the consideration payable by the Company comprises (a) consideration of $1,850,000,000 in cash, and (b) the issuance of 2,500,000 fully paid and non-assessable shares of common stock, par value of $0.10 per share, of the Company. The Seller may be entitled to an additional $100,000,000 in cash based on the Company’s common stock achieving a certain volume weighted average price for certain periods during the period from closing to the third or the fourth anniversary of closing.

Closing under the Purchase Agreement is conditional upon the approval of the shareholders of Smiths Group, certain antitrust conditions and foreign direct investment conditions, and the termination in accordance with its terms of the sale and purchase agreement with Trulli Bidco Limited (the “Conditions”). The Purchase Agreement shall only terminate if any Condition has not been fulfilled or waived by a long stop date, or as may be agreed between the Company and the Seller.

Under the Purchase Agreement, the Seller has given certain customary warranties, indemnities and undertakings to the Company and has given an undertaking not to compete in the medical devices business for a period of three years following closing.

The representations and warranties in the Purchase Agreement reflect negotiations between the parties and are not intended as statements of fact to be relied upon by the Company’s shareholders; in certain cases, these representations and warranties merely represent allocation decisions among the parties, have been modified or qualified by certain confidential disclosures that were made between the parties in connection with the negotiation of the Purchase Agreement (which disclosures may not be reflected in the Purchase Agreement itself, may no longer be true as of a given date, and may apply standards of materiality in a way that is different from what may be viewed as material by shareholders). As such, the representations and warranties are solely for the benefit of the parties to the Purchase Agreement and may be limited or modified by a variety of factors, including but not limited to: subsequent events, information included in public filings, disclosures made during negotiations, correspondence between the parties and disclosure schedules to the Purchase Agreement.

Commitment Letter

In connection with entering into the Purchase Agreement and the transactions contemplated thereby, the Company entered into a debt commitment letter (the “Debt Commitment Letter”) dated September 7, 2021 with Wells Fargo Bank, National Association, Wells Fargo Securities, LLC and Barclays Bank PLC (the “Committed Parties”), pursuant to which, among other things, the Committed Parties will provide the Company with senior secured credit facilities of up to $2 billion consisting of a term loan A facility of $850 million, a term loan B facility of $850 million and a revolving credit facility of $300 million. Wells Fargo Securities, LLC and Barclays Bank PLC will act as the joint bookrunners and joint lead arrangers and Wells Fargo Bank, National Association will act as the sole administrative agent. The Company is obligated under the Purchase Agreement to use its reasonable best efforts to obtain the financing pursuant to the Debt Commitment Letter on or prior to Closing.

Shareholders Agreement

In connection with entering into the Purchase Agreement and the transactions contemplated thereby, including the Company’s issuance of the Stock Consideration to the Seller, the Company and the Seller will at closing enter into a Shareholders Agreement (the “Shareholders Agreement”). The Shareholders Agreement will impose certain restrictions on the Seller, including prohibiting certain transfers of the shares of Company Stock issued to the Seller (i) for 6 months following the closing of the transactions contemplated by the Purchase Agreement and (ii) to certain competitors of the Company and certain other parties, as well as customary standstill limitations.

Under the Shareholders Agreement, the Seller will have the right to designate one individual for election to the Company’s board of directors so long as the Seller beneficially owns at least 5% of the total outstanding shares of Company Stock. Under the Shareholders Agreement, so long as the Seller beneficially owns at least 5% of the total outstanding shares of Company Stock, the Seller will agree to vote its shares of Company Stock, subject to certain exceptions relating to significant corporate transactions, in accordance with the recommendation by the Company’s board of directors and in favor of persons nominated and recommended to serve as directors by the Company’s board of directors. The Seller will be entitled to demand and piggy-back registration rights.

Item 7.01. Regulation FD Disclosure.

An investor presentation with respect to the pending transaction is attached to this Current Report as Exhibit 99.1 hereto. The investor presentation is also available on the “Investor Relations - Presentations” page of the Company’s website (https://www.icumed.com). No information contained on or accessible through the Company’s website shall be deemed to be part of or incorporated by reference into this Report other than Exhibit 99.1 attached to this Report.

As provided in General Instructions B.2 to Form 8-K, the information furnished in this Item 7.01 and in Exhibit 99.1 of this Current Report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and such information shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01. Other Events

On September 8, 2021, the Company and the Seller issued the joint press release attached to this Current Report as Exhibit 99.2 hereto.

Cautionary Statements Regarding Forward-Looking Information.

This communication contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Such statements contain words such as “will,” “may,” “could,” “should,” “would,” “project,” “believe,” “anticipate,” “expect,” “plan,” “estimate,” “forecast,” “potential,” “intend,” “continue,” “target,” “build,” “expand” or the negative thereof or comparable terminology, and may include (without limitation) information regarding the Company’s expectations, goals or intentions regarding the future. These forward-looking statements are based on management’s current expectations, estimates, forecasts and projections about the Company and assumptions management believes are reasonable, all of which are subject to risks and uncertainties that could cause actual results and events to differ materially from those stated in the forward-looking statements. These risks and uncertainties include, but are not limited to, the transaction, the expected timetable for completing the transaction, the benefits and synergies of the combined business or the transaction, future opportunities for the Company and products and any other statements regarding the Company and the combined business’s future operations, anticipated business levels, future earnings, planned activities, anticipated growth, market opportunities, strategies, competition, and other expectations and targets for future periods.

These forward-looking statements are based on management’s current expectations, estimates, forecasts and projections about the Company and assumptions management believes are reasonable, all of which are subject to risks and uncertainties that could cause actual results and events to differ materially from those stated in the forward-looking statements. These risks and uncertainties include, but are not limited to, decreased demand for the Company’s products; decreased free cash flow; the inability to recapture conversion delays or part/resource shortages on anticipated timing, or at all; changes in product mix; increased competition from competitors; lack of continued growth or improving efficiencies; unexpected changes in the Company’s arrangements with its largest customers; the impact of the ongoing COVID-19 pandemic on the Company and its financial results; the parties’ ability to meet expectations regarding the timing, completion and accounting and tax treatments of the transaction; changes in relevant tax and other laws; the parties’ ability to consummate the transaction; the conditions to the completion of the transaction; the regulatory approvals required for the transaction not being obtained on the terms expected or on the anticipated schedule; inherent uncertainties involved in the estimates and judgments used in the preparation of financial statements, and the providing of estimates of financial measures, in accordance with GAAP and related standards or on an adjusted basis; the integration of the acquired business by the Company being more difficult, time-consuming or costly than expected; operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers) being greater than expected following the transaction; the retention of certain key employees of the business being difficult; the Company’s and the acquired business’s expected or targeted future financial and operating performance and results; the scope, timing and outcome of any ongoing legal proceedings and the impact of any such proceedings on the Company’s and the acquired business’s consolidated financial condition, results of operations or cash flows; the Company’s and the business’s ability to protect their intellectual property and preserve their intellectual property rights; the effect of any changes in customer and supplier relationships and customer purchasing patterns; the ability to attract and retain key personnel; changes in third-party relationships; the impacts of competition; changes in economic and financial conditions of the Company’s business or the acquired business; uncertainties and matters beyond the control of management; and the possibility that the Company may be unable to achieve expected synergies and operating efficiencies in connection with the transaction within the expected time-frames or at all and to successfully integrate the acquired business.

Future results are subject to risks and uncertainties, including the risk factors, and other risks and uncertainties, described in the Company’s filings with the Securities and Exchange Commission, which include those in the Company’s most recent Annual Report on Form 10-K and its subsequent filings. Forward-looking statements contained in this communication are made only as of the date hereof, and the Company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

2.1	Share Sale and Purchase Agreement, dated September 8, 2021, by and between Smiths Group International Holdings Limited, a private limited company incorporated in England & Wales, and ICU Medical, Inc., a Delaware corporation.

2.2	Put Option Deed from ICU Medical, Inc., a Delaware corporation to Smiths Group International Holdings Limited, a private limited company incorporated in England & Wales.

10.1	Debt Commitment Letter, dated as of September 7, 2021, by and among Wells Fargo Bank, National Association, Wells Fargo Securities, LLC, Barclays Bank PLC and ICU Medical, Inc. a Delaware corporation.

99.1	Investor Presentation, dated as of September 8, 2021.

99.2	Press release, dated as of September 8, 2021.

104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICU MEDICAL, INC.

Date: September 8, 2021	By:	/s/ Brian M. Bonnell
Brian M. Bonnell
Chief Financial Officer